                                                                      EXHIBIT 11

                              AEP INDUSTRIES INC.

        COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING

                  FOR THE THREE MONTHS ENDED JANUARY 31, 2000

                                                                FOR THE THREE MONTHS ENDED JANUARY 31,
                                                              ------------------------------------------
                                                               NUMBER OF                WEIGHTED AVERAGE
                                                SHARES OF        DAYS        DAYS IN    NUMBER OF SHARES
2001                                           COMMON STOCK   OUTSTANDING    PERIOD       OUTSTANDING
----                                           ------------   -----------   ---------   ----------------
November 1--October 31.......................   7,540,106                                   7,540,106
Shares Issued:
  November 3, 2000...........................         400         90           92                 391
  November 8, 2000...........................         200         85           92                 185
  November 10, 2000..........................         200         83           92                 180
  November 13, 2000..........................       1,000         80           92                 870
  November 14, 2000..........................      14,678         79           92              12,604
  November 15, 2000..........................       2,000         78           92               1,696
  November 16, 2000..........................       3,640         77           92               3,047
  November 17, 2000..........................       2,220         76           92               1,834
  November 20, 2000..........................         120         73           92                  95
  November 21, 2000..........................       7,700         72           92               6,026
  November 22, 2000..........................       1,220         71           92                 942
  November 27, 2000..........................       5,020         66           92               3,601
  November 28, 2000..........................         800         65           92                 565
  November 29, 2000..........................       1,600         64           92               1,113
  November 30, 2000..........................         200         63           92                 137
  December 1, 2000...........................         120         62           92                  81
  December 7, 2000...........................       1,200         56           92                 730
  December 8, 2000...........................       5,000         55           92               2,989
  December 12, 2000..........................       2,100         51           92               1,164
  December 13, 2000..........................         800         50           92                 435
  December 14, 2000..........................       1,700         49           92                 905
  December 15, 2000..........................       2,500         48           92               1,304
  December 18, 2000..........................       2,000         45           92                 978
  December 19, 2000..........................       2,480         44           92               1,186
  December 20, 2000..........................       1,920         43           92                 897
  December 21, 2000..........................         420         42           92                 192
  December 22, 2000..........................         200         41           92                  89
  December 26, 2000..........................         800         37           92                 322
  December 27, 2000..........................       4,200         36           92               1,643
  December 28, 2000..........................       1,341         35           92                 510
  December 29, 2000..........................       5,773         34           92               2,134
  January 2, 2001............................       8,471         30           92               2,762
  January 3, 2001............................         900         29           92                 284
  January 4, 2001............................       1,320         28           92                 402
  January 5, 2001............................       2,238         27           92                 657
  January 8, 2001............................       3,620         24           92                 944
  January 9, 2001............................       4,260         23           92               1,065
  January 10, 2001...........................       2,740         22           92                 655
  January 11, 2001...........................       1,010         21           92                 231

                              AEP INDUSTRIES INC.

        COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING

                  FOR THE THREE MONTHS ENDED JANUARY 31, 2000

                                                                FOR THE THREE MONTHS ENDED JANUARY 31,
                                                              ------------------------------------------
                                                               NUMBER OF                WEIGHTED AVERAGE
                                                SHARES OF        DAYS        DAYS IN    NUMBER OF SHARES
2001                                           COMMON STOCK   OUTSTANDING    PERIOD       OUTSTANDING
----                                           ------------   -----------   ---------   ----------------
  January 12, 2001...........................         700         20           92                 152
  January 16, 2001...........................         780         16           92                 136
  January 17, 2001...........................      12,450         15           92               2,030
  January 25, 2001...........................         100          7           92                   8
  January 30, 2001...........................       2,200          2           92                  48
  January 31, 2001...........................       1,000          1           92                  11
                                                ---------                                   ---------
Total Weighted Average Shares................   7,655,447                                   7,598,336
Total Dilutive Stock options.................          --                                     168,152
                                                ---------                                   ---------
    Total Shares.............................   7,655,447                                   7,766,488
                                                =========                                   =========
2000
----
November 1--October 31                          7,397,413                                   7,397,413
Shares Issued:
  November 8, 1999...........................      40,648         85           92              37,555
  November 11, 1999..........................       3,000         82           92               2,674
  November 19, 1999..........................         600         74           92                 483
  November 23, 1999..........................         200         70           92                 152
  December 7, 1999...........................         300         56           92                 183
  December 29, 1999..........................       3,200         34           92               1,183
  January 3, 2000............................       8,451         29           92               2,664
  January 28, 2000...........................       9,692          4           92                 421
                                                ---------                                   ---------
Total Weighted Average Shares................   7,463,504                                   7,442,727
Total Dilutive Stock options.................          --                                     124,634
                                                ---------                                   ---------
    Total Shares.............................   7,463,504                                   7,567,361
                                                =========                                   =========

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